SECURITIES AND EXCHANGE COMMISSION
                         Washington, D.C. 20549


                                FORM 8-K

                             CURRENT REPORT


Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported)        November 26, 2001



                         Salient Cybertech, Inc.
              (Exact name of Registrant as specified in charter)



Delaware                        0-28772                     35-1990559
(State or other jurisdiction  (Commission                (I.R.S. Employer
of incorporation)             File Number)              Identification No.)


   1999 Lincoln Drive, Suite 202, Sarasota, Florida              34236
   (Address of principal executive offices)                    (Zip Code)


                             (941) 953-6168
                        (Registrant's telephone number,
                          including area code)


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Item 5. Other Events

At a meeting of the Board of Directors of Salient Cybertech, Inc., held on November 26, 2001, the following Resolutions were unanimously passed by the Board of Directors:

1) The Board of Directors voted to offer Jay Elliott the last remaining vacancy on the Board of Directors. The Board will offer Mr. Elliott the position on November 27, 2001, and it is anticipated that Mr. Elliott will accept the position when offered.

Jay H. Elliott is currently Chief Executive Officer at BrandAid Communications Corporation. Prior to BrandAid, Mr. Elliott served as Chief Executive
Officer at eautoline.com, a business to business provider that facilitates transactions between wholesale automotive car buyers and sellers. In his role, he reorganized eautoline.com and focused the business exclusively on the Company's unique e-Titling technology that allows the paperless transfer and creation of automotive Titles. Mr. Elliott currently serves on eautoline's Board of Directors.

Before eautoline.com, Mr. Elliott was Executive Vice President of CompuCOOK, an in-store marketing services and information company. CompuCOOK delivers home meal solutions, recipes, promotions and other high value information directly to consumers at retail. At CompuCOOK, Mr. Elliott was responsible for all sales and retail operations that included a staff of 65 people. In less than two years, Mr. Elliott successfully guided CompuCOOK by increasing revenue from under $1 million to over $4 million and distribution from under 1,000 to over 3,500 major supermarkets nationally.

Prior to CompuCOOK, Mr. Elliott was President and Chief Executive Officer of Retail Marketing Network, Inc., an in-store marketing services company and a subsidiary of American Media, a NYSE media company. At Retail Marketing Network, Mr. Elliott introduced a revolutionary consumer promotion property, The Paperless Coupon Network. In addition, he introduced two new in-store media properties, ShelfSaver and ShelfTalk. Mr. Elliott secured contracts from 12 out of the top 15 supermarkets chains and over 4,000 stores in little over two years. He guided revenues from under $1 Million to over $4 Million before selling the Company to News America Marketing.

Prior to Retail Marketing Network, Mr. Elliott spent 12 years with
ActMedia, the nation's largest in-store marketing company. When he joined ActMedia in 1982, the Company's revenues were under $2 Million and upon his departure in 1994, revenue rose to over $200 million. In addition, he was directly involved with the launch and development of 8 new in-store advertising and promotion products. During the final 6 years, he was Vice President of Sales where he managed a staff of 30+ salespeople and $65 Million in revenue.


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Mr. Elliott has an undergraduate degree from Washington College and a Master of Arts degree from University of Denver.

2) The Company will change its name, capitalization, and trading symbol, said changes to be determined at a later date, to better reflect and prepare for the Company's new non-internet related strategy. The
Company would also undergo a reverse split of its common shares of up to one for twenty-five to create a capital structure that will enhance the overall value of the Company in pursuing the new strategy and in the purchase of certain assets which will allow the Company to follow its new strategy.

3) The Company will purchase some of the assets of BrandAid Communications Corporation, the specifics of which are currently under negotiation.


SIGNATURES


   Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:      November 26, 2001

                                                   Salient Cybertech, Inc.


                                                   By: /s/Paul Sloan
                                             --------------------------------
                                                   Paul Sloan, President
                                                         and Director

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